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                                                                    EXHIBIT 23.5



[AMERICAN APPRAISAL LETTERHEAD]

October 23, 2006

Canadian Solar Inc.
Xin Zhuang Industry Park,
Changshu, Suhou,
Jiangsu 215562,
People's Republic of China


                        CONSENT OF INDEPENDENT APPRAISER

American Appraisal China Limited ("AAC") hereby consents to the references to AAC's name and value conclusions for accounting purposes, with respect to its appraisal reports addressed to the board of Canadian Solar Inc. (the "Company") dated August 1, 2006 and September 11, 2006 respectively, in the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. AAC also hereby consents to the filing of this letter as an exhibit to the Registration Statement.




                                            AMERICAN APPRAISAL CHINA LIMITED


                                            /s/
                                            Name:  James Kwok
                                            Title: Vice President